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                                 EXHIBIT 3.2
                               ALBERTSON'S, INC.

                                   BY-LAWS


                                  ARTICLE I

                                   OFFICES

     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II

                         MEETING OF THE STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Boise, State of Idaho, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held on the fourth Friday of May, if not a legal holiday and, if a legal holiday, then on the next secular day following, at 10:00 o'clock A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by written ballot a Board of Directors, and transact such other business as may be properly brought before the meeting.

     Section 3. Written notice of the annual meetings, stating the place, date, and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or shall cause to be prepared and made, at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be
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held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present; provided, however, the failure to do so shall not offset the validity of any meeting.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called only (i) by the chairman of the board, vice chairman of the board, or president, or (ii) by the chairman, vice chairman, president, or secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. Before any proxy is voted, it shall be filed with the secretary. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjournment shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.

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     The voting rights of preferred shares shall be only as provided in the certificate of incorporation, by-laws, resolution of the Board of Directors or by law.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the certificate of incorporation or statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would be have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     No corporate action taken by written consent in accordance with this
Section 11 shall be valid unless at least 30 days prior to any stockholder signing such written consent a written notice of such proposed corporate action is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Such notice shall contain (i) a copy of the resolution proposed to be adopted by written consent, (ii) the name or names of the stockholders proposing such corporate action and those known by the proposing stockholders to support such proposal (collectively referred to herein as the "Proponents"), and (iii) the number of voting shares held by each Proponent.

     Section 12. With respect solely to any solicitation of proxies subject to the filing requirements of Regulation 14A or any successor rule promulgated by the Securities and Exchange Commission, no form of proxy distributed by mail to stockholders of record shall have any validity or effectiveness, whether or not it purports to bear a signature, unless such proxy form, prior to mailing to stockholders of record bears a label or imprint, typewritten or otherwise mechanically or electronically applied, legibly setting forth the name and address of the stockholder of record solicited.

     Section 13. Nominations of persons for election to the Board of Directors of the Corporation shall be made at a meeting of stockholders at which directors are to be elected exclusively in accordance with this Section. Nominations of persons for such elections shall be deemed properly made if (i) set forth in proxy materials prepared for such a meeting by or at the direction of the Board of Directors, (ii) made by a stockholder at such a meeting at the direction of the Board of Directors, or (iii) made by a stockholder at such a meeting (other than at the direction of the Board of Directors) if timely notice has been given to the secretary of the Corporation at the principal executive offices of the Corporation of such
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intent to make a nomination.  To be timely, such stockholder's notice must be received by the Corporation not less than 50 days nor more than 75 days prior to the stockholder meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date is given or made to the stockholders by the Corporation, then notice by the stockholder of intent to make a nomination must be received by the Corporation no later than the close of business on the 10th day following the day on which the Corporation mailed the notice of the date of the meeting or public disclosure of such meeting date.

     Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, if any, and (iv) any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, or any successor act or Regulation; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13. The chairman of a stockholder meeting may, if the facts warrant, determine and declare to the meeting that a nomination has not been made in accordance with the foregoing procedure and that such defective nomination shall be disregarded.

     Section 14. At a meeting of stockholders, only such proposals that have been properly brought before the meeting shall be voted upon. A proposal shall be properly brought before the meeting only if (i) such proposal is specified in the notice of the meeting (or any supplement thereto) given by the Corporation to the stockholders, (ii) such proposal is otherwise lawfully brought before the meeting by or at the direction of the Board of Directors of the Corporation, or (iii) such proposal is otherwise lawfully brought before the meeting by a stockholder entitled to vote at such meeting who has given the notice required in this Section 14. A stockholder desiring to make a proposal before the meeting and which is not contained in the notice of the meeting given to stockholders by the Corporation must give timely notice thereof to the secretary of the Corporation at the principal executive offices of the Corporation. To be timely, such stockholder's notice must be received by the Corporation not less than 50 days nor more than 75 days prior to the stockholder meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders by the Corporation, then notice by the stockholder of intent to make such proposal must be received by the Corporation no later than the close of business on the 10th day following the day on which the Corporation mailed the notice of the date of the meeting or public disclosure of such meeting date.

     Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before the meeting and the reasons for making such proposal at the meeting, (ii) the name and record address of the stockholder making such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal.

     The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that a proposal has not been properly brought before the meeting in accordance with the provisions of this Section 14 and that, accordingly, such proposal cannot and shall not be acted upon.


                                 ARTICLE III

                                  DIRECTORS

     Section 1. The number of directors which shall constitute the whole Board shall be not less than three nor more than twenty-one. Within the limits above specified, the number of directors shall be determined by resolution of the Board or by the vote at the annual meeting of the holders of at least three-fourths of the outstanding shares of stock then entitled to vote in elections of directors. The Board shall be divided into three classes. Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Unless and until otherwise determined, the first and third classes shall each consist of five directors, and the second class shall consist of four directors. A separate election shall be held for each class of directors at the 1980 annual meeting of stockholders. At the 1980 annual meeting of stockholders the directors elected to the first class shall hold office for a term of one year and until their respective successors are elected and qualified; the directors elected to the second class shall hold office for a term of two years and until their respective successors are elected and qualified, and the directors elected to the third class shall hold office for a term of three years and until their respective successors are elected and qualified. At each annual meeting thereafter the successors to the class of directors whose term is then expiring shall be elected to hold office for a term of three years and until their respective successors are elected. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director has been chosen, and until his successor has been elected, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If at the time of filling any vacancy or any
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newly created directorship the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. Any director may be removed by a majority of the quorum of the directors at any meeting only for cause. The entire Board of Directors may be removed by the stockholders only for cause. Cause shall mean (i) conviction of a crime involving moral turpitude, (ii) administrative agency determination of conduct involving moral turpitude, or (iii) with respect to removal by the directors, a determination, in good faith, by a majority of the quorum of the Board of Directors after a hearing before a quorum of the Board of Directors, of conduct involving moral turpitude materially adverse to the interests of the Corporation; and with respect to removal by the stockholders, such a determination by a majority of a quorum of the stockholders eligible to vote after a hearing before a quorum of the stockholders.

     Section 4. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 5.

          A.  Indemnification

              (a) The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation or, with respect to any criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

              (b) The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The Corporation shall also indemnify any such person against amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in his defense (determined in the manner provided for in subsection (d)) if such action, suit or proceeding had been prosecuted to a conclusion. However, indemnification under this subsection shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or other amounts paid as such court shall deem proper.

              (c) Without limiting the right of any director, officer or employee of the Corporation to indemnification under any other subsection hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

              (d) Except in a situation governed by subsection (c), any indemnification under subsection (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not or were not parties to or threatened with such action, suit or proceeding, or any other action, suit or proceeding arising from the same or similar operative facts, or (2) if such a quorum is not obtainable, or even if obtainable, if a majority of such quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors.

              (e) Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

              (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person seeking indemnification or advancement of expenses may become entitled as a matter of law, by the Articles, regulations, agreements, insurance, vote of stockholders or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office.

              (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (h) Subsections (a) through (g) of this Article shall apply to such agents of the Corporation as are designated at any time by the Board of Directors.

              (i) If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

          B.  Liability Insurance

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or designated agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of applicable statutes.

     Section 6. No director after having attained the age of 70 years shall be allowed to run for re-election or reappointment on the Board of Directors, excepting, however, that such retirement age shall not apply to directors over the age of 65 years who were serving on such board on September 9, 1974.

                     MEETINGS OF THE BOARD OF DIRECTORS

     Section 7. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 8. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 9. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be from time to time determined by the Board.

     Section 10. Special meetings of the Board may be called by the chairman, vice chairman or president on whatever notice he deems reasonable to each director, either personally (oral or written) or by mail or by telegram; special meetings shall be called by the chairman, vice chairman, president or secretary in like manner and on like notice on the written request of two directors.

     Section 11. At all meetings of the Board not less than a majority of the total number of the Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 12. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                           COMMITTEES OF DIRECTORS

     Section 13. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 14. Each committee shall keep regular minutes of its meetings and proceedings and report them for approval to the Board of Directors at its next regular or special meeting.

                          COMPENSATION OF DIRECTORS

     Section 15. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            PRESUMPTION OF ASSENT

     Section 16. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                 ARTICLE IV

                                  NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given orally to any director, or in writing, by mail (postage prepaid) or telegraph, addressed to any director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE V

                                 OFFICERS

     Section 1. The following officers of the Corporation shall be chosen by the Board of Directors: a chairman of the board, a chairman of the
executive committee, a vice chairman of the board and a president.   The
Board of Directors shall designate the chairman of the board to be the chief executive officer and the president to be the chief operating officer. The Board of Directors may also choose such other officers as they deem desirable. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a vice chairman of the board and a president. The chairman of the executive committee shall serve for such term as the Board of Directors shall designate.

     Section 3. The chief executive officer may appoint any vice presidents, the secretary, the treasurer and such other officers and agents as he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the chief executive officer and he may remove any such officers from office at any time.

     Section 4. The salaries of the officers of the Corporation chosen by the Board of Directors shall be fixed by said Board of Directors.

     Section 5. The officers of the Corporation chosen by the Board of Directors shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

                            CHAIRMAN OF THE BOARD

     Section 6. The chairman of the board shall preside at all meetings of the Board of Directors and shall possess the power to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                     CHAIRMAN OF THE EXECUTIVE COMMITTEE

     Section 7. The chairman of the executive committee shall preside at all meetings of the executive committee of the Board of Directors, shall be available for advice and consultation as to operations and administrative matters of significance and shall perform such other duties and have such other powers as the Board of Directors may from time to time determine.

                           CHIEF OPERATING OFFICER

     Section 8. The chief operating officer shall have responsibility for the operations of the Corporation as authorized by the Board of Directors.

                         VICE CHAIRMAN OF THE BOARD

     Section 9. The vice chairman of the board shall in the absence of the chairman of the board, preside at meetings of the Board of Directors and shall possess the power to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                                PRESIDENT

     Section 10. The president shall possess the power to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                           CHIEF EXECUTIVE OFFICER

     Section 11. The chief executive officer shall preside at, or shall designate such other officer of the Corporation to preside at meetings of stockholders. He shall have general and active management of the business affairs of the Corporation, including the right to appoint such officers as provided for in Section 3 hereof, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                             THE VICE PRESIDENTS

     Section 12. The executive or senior vice presidents shall be vested with all powers and shall perform all the duties of the president in the absence or the disability of the latter. The Board of Directors may grant to or impose upon any of the executive or senior vice presidents additional powers and duties, including those concurrently exercised by or imposed upon other officers. The executive and senior vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time determine.

     The vice presidents shall be vested with all powers and shall perform all duties granted or imposed upon them by the Board of Directors or by the chief executive officer at the time of their appointment to office or as the Board of Directors or the chief executive officer may from time to time determine.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 13. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 14. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there by no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                   THE TREASURER AND ASSISTANT TREASURERS

     Section 15. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 16. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall render to the chief executive officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation.

     Section 15. The assistant treasurer or, if there shall be more than one, the assistant treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers as the Board of Directors may from time to time prescribe.


                                 ARTICLE VI

                           CERTIFICATES OF STOCK

     Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman of the board of directors, or the vice chairman of the board, or the president, or the vice president and the treasurer, or an assistant treasurer, or the secretary, or an assistant secretary, of the Corporation certifying the number of shares owned by him in the Corporation. The Corporation shall be authorized to issue more than one class of stock or more than one series of any class, and the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Laws of the State of

Delaware in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other specific rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

     Section 2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          The Board of Directors may issue any treasury stock.

                             LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                             TRANSFERS OF STOCK

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                             FIXING RECORD DATE

     Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                           REGISTERED STOCKHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on it books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                 ARTICLE VII

                              GENERAL PROVISIONS

                                  DIVIDENDS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                                    SEAL

     Section 2. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                        ELECTION NOT TO BE SUBJECT TO
                       IDAHO BUSINESS COMBINATION LAW

     Section 3. The Corporation expressly elects not to be subject to the provisions of the Idaho Business Combination Law, codified as Chapter 17 of Title 30 of the Idaho Code.

                       ELECTION NOT TO BE SUBJECT TO
                    IDAHO CONTROL SHARE ACQUISITION LAW

     Section 4. The Corporation expressly elects not to be subject to the provisions of the Idaho Control Share Acquisition Law, codified as Chapter 16 of Title 30 of the Idaho Code.

                                ARTICLE VIII

                                 AMENDMENTS

     Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

     I, Kaye L. O'Riordan, do hereby certify that the foregoing are the By-Laws of the Corporation as of September 1, 1993.



                                       KAYE L. O'RIORDAN
                                       ____________________________
                                       Kaye L. O'Riordan, Secretary
7400N1	16